UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 19, 2021

INTELLIGENT CLOUD RESOURCES INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-202294	N/A
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 2055 GALAHAD DR. DELTONA FL 32738
(Address of principal executive offices) (Zip code)

 (386) 847-5743
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.01 Changes in Control of Registrant.

On December 8th, 2020, Efraim Rios ("Custodian") was appointed by the State of Nevada (Case #A-20- 822817-B), Custodian of Intelligent Cloud Resources Inc. ("The Company").

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As pf April 15th 2021 the court of the State of Nevada approved the motion to terminate the Custodianship, with no appeal from former management, leaving Efraim Rios as the President, Secretary, and Director of Intelligent Cloud Resources Inc.

Section 8 - Other Events Item 8.01. Other Events.

The Registrant's current contact information is listed below: Address: 2055 Galahad Dr. Deltona FL 32738
Phone Number: 386-847 -5743

Email: riosefraim@yahoo.com

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Order appointing Custodian

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 19, 2021	By:	/ s/ Efraim Rios
Efraim Rios
President, Secratary and Director